EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (this “Agreement”) dated February 27, 2019 by and between XCel Brands, Inc., a Delaware corporation (the “Company”) and Seth Burroughs (the “Executive”), each a “Party” and collectively the “Parties.” This Agreement replaces and supersedes that certain employment agreement dated as of October 1, 2014, as amended by and between the Company and the Executive (the “Prior Agreement”). Unless otherwise indicated, capitalized terms used herein are defined in Section 2.1 of this Agreement. WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to enter into an employment agreement with the Executive and the Executive is willing to serve as an employee of the Company. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is agreed by and between the Executive and the Company as follows: ARTICLE I. EMPLOYMENT TERMS 1.1. Employment. The Company will employ the Executive, and the Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 1.4(a) hereof (the “Employment Period”). 1.2. Position and Duties. (a) Generally. The Executive shall serve as the Executive Vice President – Business Development and Treasury of the Company and, in such capacity shall be responsible for the general management of the treasury affairs of the Company, shall perform such duties as are customarily performed by an officer with similar title and responsibilities of a company of a similar size and shall have such power and authority as shall reasonably be required to enable him to perform his duties hereunder; provided, however, that in exercising such power and authority and performing such duties, he shall at all times be subject to the authority, control and direction of the Chief Executive Officer of the Company. (b) Duties and Responsibilities. The Executive shall report to the Chief Executive Officer of the Company and shall devote his full business time and attention to the business and affairs of the Company and its Subsidiaries. The Executive shall perform his duties and responsibilities in a diligent, trustworthy, businesslike and efficient manner and shall use his best efforts during the Employment Period to protect, encourage and promote the best interests of the Company and its stockholders. The Executive shall not engage in any other business activities that could reasonably be expected to conflict with the Executive’s duties, responsibilities and obligations hereunder. During the Employment Period, the Executive shall promptly bring to the Company or its Subsidiaries, as applicable, all investment or business opportunities relating to the Business of which the Executive becomes aware. 135944.00100/115153368v.7

(c) The Executive shall not engage in any other business activities that could reasonably be expected to conflict with the Executive’s duties, responsibilities and obligations hereunder. (d) Principal Office. The principal place of performance by the Executive of his duties hereunder shall be the Company’s principal executive offices in the New York Metropolitan area, although the Executive may be required to travel outside of the area where the Company’s principal executive offices are located in connection with the business of the Company. 1.3. Compensation. (a) Base Salary. The Executive’s annual base salary during the Employment Period shall be $340,500 (the “Base Salary”). The Base Salary will be payable to the Executive by the Company in regular installments in accordance with the Company’s general payroll practices. The Executive shall receive such increases (but not decreases) in his Base Salary as the Board of Directors, or the compensation committee of the Board of Directors (the “Compensation Committee”), may approve in its sole discretion from time to time. Following the two-year anniversary of the Effective Date, the Base Salary shall be reviewed at least annually. (b) Cash Bonus. Executive shall be eligible for annual cash bonuses (“Cash Bonus”) for each completed fiscal year (subject to Section 1.4 hereof) of the Company during the Term in accordance with this Section 1.3(b). The Cash Bonus for any fiscal year shall be an amount equal to the IP Income Bonus plus the EBITDA Bonus. The “IP Income Bonus” for any fiscal year shall be an amount equal to 0.23% of all revenue generated from sales of the Company’s products and by the trademarks and other intellectual property owned, operated or managed by the Company (“IP Income”) in excess of $12,000,000 earned in accordance with GAAP by the Company in such fiscal year, provided however, that any IP Income generated through Net Sales, shall be multiplied by (i) 7%, in the case of Net Sales from wholesale sales and private label sales and (ii) 3%, in the case of Net Sales from e-commerce sales though the Company’s web sites. The “EBITDA Bonus” for any such fiscal year shall be an amount equal to 0.375% of the Company’s Adjusted EBITDA for such fiscal year. The Cash Bonus shall be paid to the Executive on the date that is the earlier of (i) the 90th day following the end of the fiscal year to which the Cash Bonus relates and (ii) the first business day following the date the Company’s annual report on Form 10-K for the fiscal year to which the Cash Bonus relates is filed with the Securities and Exchange Commission. Notwithstanding the foregoing, all payments of Cash Bonuses shall be made on a date that allows such payments to comply with the requirements of Section 409A of the Code. Executive shall be eligible to receive a pro rata portion of the Cash Bonus if Executive’s employment is less than a full year or ceases prior to the end of the calendar year for which a Cash Bonus has not yet been paid. (c) Withholding. All payments made under this Agreement (including Base Salary, Cash Bonus, bonus payments, and other amounts) shall be subject to withholding for income taxes, payroll taxes and other legally required deductions. 2 135944.00100/115153368v.7

(d) Expenses. The Company will reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement that are consistent with the Company’s policies in effect at that time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses. All expense reimbursement payments subject to this Section 1.3(d) shall be made within thirty (30) days after the date that the Executive notifies the Company of such expense; provided, however, that the Executive shall notify the Company of such expenses no later than six (6) months after the end of the calendar year in which such expenses were incurred. (e) Vacation; Holiday Pay and Sick Leave. The Executive shall be entitled to four (4) weeks’ paid vacation in each calendar year, which if not taken during any year may be carried forward to any subsequent year. Executive shall receive holiday pay and paid sick leave as provided to other executive employees of the Company. (f) Additional Benefits. During the Employment Period, the Executive shall be entitled to participate (for himself and, as applicable, his dependents) in the group medical, life, 401(k) and other insurance programs, employee benefit plans and perquisites which may be adopted by the Board or the Compensation Committee, from time to time, for participation by the Company’s senior management or executives, as well as dental, life and disability insurance coverage, with payment of, or reimbursement for, such insurance premiums by the Company, subject to, in all cases, the terms and conditions established by the Board with respect to such plans (collectively, the “Benefits”); provided, however, that the Board, in its reasonable discretion, may revise the terms of any Benefits so long as such revision does not have a disproportionately negative impact on the Executive vis-à-vis other Company employees, to the extent applicable. (g) Indemnification. The Executive shall be entitled to indemnification by the Company in the same circumstances and to the same extent as the other executive officers and directors of the Company, which indemnification shall in no event be less favorable to the Executive than the fullest scope of indemnification permitted by applicable Delaware law (or any such greater scope of indemnification provided by agreement or by the terms of the Company’s Certificate of Incorporation or By-Laws to any executive officer or director of the Company). (h) Options. Upon execution of this Agreement, the Company shall grant to the Executive Options (the “Options”) to purchase up to Three Hundred Sixty Eight Thousand Four Hundred Twenty One (368,421) shares of the Company’s common stock at an exercise price equal to the last sale price of the common stock on the date of this Agreement. The Options shall be exercisable until the ten (10) year anniversary of the date of this Agreement and shall vest, subject to the Executive remaining employed with the Company and based upon the Company’s common stock achieving Target Prices as follows: Target Prices Number of Option Shares Vesting $3.00 105,263 $5.00 89,474 $7.00 73,684 3 135944.00100/115153368v.7

$9.00 57,895 $11.00 42,105 (i). In the event that the Company elects from time to time during the Employment Period to award to its senior management or executives, generally, options to purchase shares of the Company’s stock pursuant to any stock option plan or similar program, the Executive shall be entitled to participate in any such stock option plan or similar program on a basis consistent with the participation of other senior management or executives of the Company. 1.4. Term and Termination. (a) Duration. The Employment Period shall commence on the Effective Date and shall terminate two (2) years from the Effective Date (the “Term”), unless earlier terminated by the Company or the Executive as set forth in this Section 1.4. The Term shall renew automatically for one-year periods, unless either party gives the other party written notice of its intention not to renew the Agreement no later than 30 days prior to the expiration of the then current Term. The Employment Period shall be terminated prior to the then-applicable expiration of the Term upon the first to occur of (i) termination of the Executive’s employment by the Company for Cause, (ii) termination of the Executive’s employment by the Company without Cause, (iii) the Executive’s resignation with Good Reason, (iv) the Executive’s resignation other than for Good Reason or (v) the Executive’s death or Disability. The Executive shall not terminate the Employment Period, with or without Good Reason, unless he gives the Company written notice that he intends to terminate the Employment Period at least 90 days prior to the Executive’s proposed Termination Date. As a condition to Executive receiving any payments or benefits under Section 1.4(b), the Executive shall execute and deliver to the Company the General Release in the form attached hereto as Exhibit A. (b) Severance Upon Termination Without Cause, Upon Resignation by the Executive For Good Reason or Failure to Renew Term. If the Employment Period is terminated by the Company without Cause or if the Executive resigns for Good Reason, or if the Company fails to renew the Term (in which case termination of the Executive’s employment shall be effective at the expiration of the then-current Term), then the Executive will be entitled to receive (1) any unpaid Base Salary through and including the Termination Date and any other amounts, including any unpaid Cash Bonus amounts, or other entitlements then due and owing to the Executive as of the Termination Date; (2) an amount equal to the Executive’s Base Salary (at the rate in effect on the date the Executive’s employment is terminated) for a 12 month period following the Executive’s termination of employment as described in this Section 1.4(b), payable in (A) substantially equal installments over the lesser of (i) a six-month period immediately following such termination, or (ii) such shorter period that is the longest period permissible in order for the payments not to be considered “nonqualified deferred compensation” under Section 409A of the Code or any regulations, rulings or other regulatory guidance issued thereunder, or (B) if such payment terms would not satisfy the requirements of Section 409A of the Code and the regulations, rulings and other regulatory guidance issued thereunder, a lump sum on the date that is six months following the Executive’s “separation from service” (within the meaning of Section 409A of the Code) occurring in connection with such termination and (3) 4 135944.00100/115153368v.7 continue to participate in the Company’s group medical plan on the same basis as he previously participated or receive payment of, or reimbursement for, COBRA premiums (or, if COBRA coverage is not available, reimbursement of premiums paid for other medical insurance in an amount not to exceed the COBRA premium) for a one-year period following the Executive’s termination of employment; provided that if the Executive is provided with health insurance coverage by a successor employer, any such coverage and reimbursement by the Company shall cease (each of clauses (1), (2) and (3) referred to as the “Severance Payment”). The Executive also shall be entitled to receive payment for all reimbursable expenses or other entitlements then due and owing to the Executive as of the Termination Date. If the Executive breaches his obligations under Section 1.6, 1.7, 1.8 or 1.9 of this Agreement, the Company’s obligation to make any Severance Payments and provide any Benefits shall cease as of the date of such breach; provided, that if the Executive cures such breach within 10 days of receiving written notice from the Company of such breach (which notice the Company shall provide promptly to the Executive after learning of such breach), the Company shall promptly pay all Severance Payments not made during such period of dispute and resume making Severance Payments and providing Benefits promptly following such cure. (c) Severance upon a Change of Control. Anything contained herein to the contrary notwithstanding, in the event the Executive’s employment hereunder is terminated within twelve (12) months following a Change of Control by the Company without Cause or by the Executive with Good Reason, the Executive shall be entitled to receive the Severance Payment as described in sub-section (b)(2) above; provided, however, that if such lump sum Severance Payment, either alone or together with other payments or benefits, either cash or non-cash, that the Executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the Executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Code), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the Executive of an “excess parachute payment.” The determination of the amount of the payment described in this subsection shall be made by the Company’s independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company’s independent auditors using a Black-Scholes valuation methodology. Upon a Change of Control, notwithstanding the vesting and exercisability schedule in any stock option or other grant agreement between the Company and the Executive, all unvested stock options, shares of restricted stock and other equity awards granted by the Company to the Executive pursuant to any such agreement shall immediately vest, and all such stock options shall become exercisable and shall remain exercisable for the lesser of 180 days after the date of the Change of Control or the remaining term of the applicable option. (d) Death and Disability. In the event of the death or Disability of the Executive, the Company shall pay the Executive his Base Salary through the Termination Date, at the rate then in effect, and all expenses or accrued Benefits arising prior to such termination which are payable to the Executive pursuant to this Agreement through the Termination Date. Any other rights and benefits the Executive may have under employee benefit plans and programs of the Company generally in the event of the Executive’s Disability shall be determined in accordance with the terms of such plans and programs. In the event of Executive’s death, any rights and benefits that the Executive’s estate or any other person may have under employee benefit plans 5 135944.00100/115153368v.7 and programs of the Company generally in the event of the Executive’s death shall be determined in accordance with the terms of such plans and programs. (e) Salary and Other Payments Through Termination. If the Executive’s employment with the Company is terminated during the Term (i) by the Company for Cause or (ii) by the Executive other than for Good Reason, the Executive will be entitled to receive his Base Salary through the Termination Date, but will not be entitled to receive any Severance Payments or Benefits after the Termination Date. The Executive shall be entitled to receive payment for all reimbursable expenses or other entitlements then due and owing to the Executive as of the Termination Date. (f) Other Rights. Except as set forth in this Section 1.4 and Section 1.3, all of the Executive’s rights to receive Base Salary, Benefits and Cash Bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination. (g) Continuing Benefits. Notwithstanding Section 1.4(f), termination pursuant to this Section 1.4 shall not modify or affect in any way whatsoever any vested right of the Executive to benefits payable under any retirement or pension plan or under any other employee benefit plan of the Company, and all such benefits shall continue, in accordance with, and subject to, the terms and conditions of such plans, to be payable in full to, or on account of, the Executive after such termination. (h) No Duty of Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Article I by seeking other employment or otherwise. 1.5. Confidential Information. (a) The Executive shall not disclose or, directly or indirectly, use at any time, during the Employment Period or thereafter, any Confidential Information (as defined below) of which the Executive is or becomes aware, whether or not such information is developed by him, alone or with others, except to the extent that (i) such disclosure or use is required by the Executive’s performance of the duties assigned to the Executive by the Board of Directors, (ii) the Executive is required by subpoena or similar process to disclose or discuss any Confidential Information, provided, that in such case, the Executive shall promptly inform the Company in writing of such event, shall cooperate with the Company in attempting to obtain a protective order or to otherwise limit or restrict such disclosure to the greatest extent possible, and shall disclose only that portion of the Confidential Information as is strictly required, or (iii) such Confidential Information is or becomes generally known to and available for use by the public, other than as a result of any action or inaction directly or indirectly by the Executive. At the Company’s expense, the Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive acknowledges that the Confidential Information obtained by him during the course of his employment with the Company is the sole and exclusive property of the Company and its Subsidiaries, as applicable. (b) The Executive understands that the Company and its Subsidiaries will receive from third parties confidential or proprietary information (“Third Party Information”) 6 135944.00100/115153368v.7

subject to a duty on the part of the Company and its Subsidiaries to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and in the period specified in such confidentiality agreements, and without in any way limiting the provisions of Section 1.5(a) above, the Executive will hold Third Party Information in confidence, consistent with the obligations applicable to Confidential Information of the Company generally, and will not disclose to anyone (other than personnel and agents of the Company or its Subsidiaries who need to know such information in connection with their work for the Company or its Subsidiaries) or use, except in connection with his work for the Company or its Subsidiaries, Third Party Information unless expressly authorized by the Board in writing. (c) As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is related in any way to the actual or anticipated business of the Company, its Subsidiaries, its Affiliates or any of their respective predecessors in interest, including but not limited to (i) business development, growth and other strategic business plans, (ii) properties available for acquisition, financing development or sale, (iii) accounting and business methods, (iv) services or products and the marketing of such services and products, (v) fees, costs and pricing structures, (vi) designs, (vii) analysis, (viii) drawings, photographs and reports, (ix) computer software, including operating systems, applications and program listings, (x) flow charts, manuals and documentation, (xi) data bases, (xii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xiii) copyrightable works, (xiv) all technology and trade secrets, (xv) confidential terms of material agreements and customer relationships, and (xvi) all similar and related information in whatever form or medium. Confidential Information also expressly excludes Executive’s general know-how and business contacts to the extent that the use of such information does not violate or breach the terms of Section 1.9. 1.6. Inventions and Patents. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, products, methods, processes, techniques, programs, designs, analyses, drawings, reports, patents, copyrightable works and mask works (whether or not including any Confidential Information) and all issuances, registrations or applications related thereto, all other proprietary information or intellectual property and all similar or related information (whether or not patentable) conceived, developed, contributed to, made, or reduced to practice by Executive (either alone or with others) while employed by Company or any of its Subsidiaries or Affiliates or any of their respective predecessors in interest (including prior to the date of this Agreement) or using the materials, facilities or resources of the Company or any of its Subsidiaries or Affiliates or any of their respective predecessors in interest (collectively, “Company Works”) is the sole and exclusive property of the Company and its Subsidiaries. Executive hereby assigns all right, title and interest in and to all Company Works to the Company and its Subsidiaries and waives any moral rights he may have therein, without further obligation or consideration. Any copyrightable work prepared in whole or in part by the Executive will be deemed “a work made for hire” under Section 201(b) of the 1976 Copyright Act, and the Company and its Subsidiaries shall own all of the rights comprised in the copyright therein. The Executive shall promptly and fully disclose in writing all Company Works to the Company and shall cooperate with the Company and its Subsidiaries to protect, maintain and enforce the Company’s and its Subsidiaries’ interests in and rights to such Company Works (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all affidavits, assignments, powers-of-attorney and other documents as reasonably 7 135944.00100/115153368v.7 requested by the Company, whether such requests occur prior to or after termination of the Executive’s employment with the Company). 1.7. Delivery of Materials Upon Termination of Employment. As requested by the Company from time to time and in any event upon the termination of the Executive’s employment with the Company , the Executive shall promptly deliver to the Company, or at the Company’s election, destroy, all copies and embodiments, in whatever form or medium, of all Confidential Information, Company Works and other property and assets of the Company and its Subsidiaries in the Executive’s possession or within his control (including, but not limited to, office keys, access cards, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes computers and handheld devices (including all software, files and documents thereon) and any other materials containing any Confidential Information or Company Works) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company or destroyed, as applicable. 1.8. Non-Compete and Non-Solicitation Covenants. (a) The Executive acknowledges and agrees that the Executive’s services to the Company and its Subsidiaries are unique in nature and that the Company and its Subsidiaries would be irreparably damaged if the Executive were to provide similar services to any Person competing with the Company and its Subsidiaries or engaged in the Business. The Executive further acknowledges that, in the course of his employment with the Company, he will become familiar with the Company’s and its Subsidiaries’ trade secrets and with other Confidential Information. During the Noncompete Period, he shall not, directly or indirectly, whether for himself or for any other Person, permit his name to be used by or participate in any business or enterprise (including, without limitation, any division, group or franchise of a larger organization) that engages or proposes to engage in the Business in the Restricted Territories, other than the Company and its Subsidiaries or except as otherwise directed or authorized by the Board. For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, member, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, supervisor, employee, agent, consultant or otherwise). Nothing herein will prohibit the Executive from mere passive ownership of not more than five percent (5%) of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. As used herein, the phrase “mere passive ownership” shall include voting or otherwise granting any consents or approvals required to be obtained from such Person as an owner of stock or other ownership interests in any entity pursuant to the charter or other organizational documents of such entity, but shall not include, without limitation, any involvement in the day-to-day operations of such entity. (b) During the Nonsolicitation Period, the Executive will not directly, or indirectly through another Person, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its Subsidiaries, or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its Subsidiaries to terminate such employee’s employment with the Company or any of its Subsidiaries, or hire any 8 135944.00100/115153368v.7 such person unless such person’s employment was terminated by the Company or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its Subsidiaries. The Executive acknowledges and agrees that the Company and its Subsidiaries would be irreparably damaged if the Executive were to breach any of the provisions contained in this Section 1.8(b). (c) Executive acknowledges that this Agreement, and specifically, this Section 1.8, does not preclude Executive from earning a livelihood, nor does it unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to Executive of its enforcement by injunction or otherwise. 1.9. Enforcement. If, at the time of enforcement of Section 1.5, 1.6, 1.7, 1.8, 1.9 or 1.10, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that, to the extent permitted by applicable law, the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the Noncompete Period, scope or area. Because the Executive’s services are unique and because the Executive has access to Confidential Information and Company Works, the Parties agree that money damages would be an inadequate remedy for any breach of Section 1.5, 1.6, 1.7, 1.8, 1.9 or 1.10. Therefore, in the event of a breach or threatened breach of Section 1.5, 1.6, 1.7, 1.8, 1.9 or 1.10, the Company or any of its Subsidiaries or any of their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). The Parties hereby acknowledge and agree that (a) performance of the services of the Executive hereunder may occur in jurisdictions other than the jurisdiction whose law the Parties have agreed shall govern the construction, validity and interpretation of this Agreement, (b) the law of the State of New York shall govern construction, validity and interpretation of this Agreement to the fullest extent possible, and (c) Section 1.5, 1.6, 1.7, 1.8, 1.9 or 1.10 shall restrict the Executive only to the extent permitted by applicable law. 1.10. Survival. Sections 1.5, 1.6, 1.7, 1.8, 1.9 and 1.10 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period. ARTICLE II. DEFINED TERMS 2.1. Definitions. For purposes of this Agreement, the following terms will have the following meanings: “Adjusted EBITDA” shall mean for any period, for the Company and its subsidiaries on a consolidated basis (without duplication), an amount equal to (a) consolidated net income (as determined in accordance with generally accepted accounting principles of the United States of America as in effect from time to time) (“Consolidated Net Income”) for such period, minus, (b) to the extent included in calculating Consolidated Net Income, the sum of, without duplication, (i) income tax credits for such period, and (ii) gain from extraordinary or non-recurring items for such period (including, without limitation, non-cash items related to purchase 9 135944.00100/115153368v.7 accounting), plus (c) the following to the extent deducted in calculating such Consolidated Net Income, (i) interest expense and other finance costs (whether cash or non-cash) for such period (ii) the provision for federal, state, local and foreign income taxes for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) the transaction fees, costs and expenses incurred in connection with any subsequent asset, brand, stock acquisition or joint venture or similar transaction in such period, (v) all other extraordinary or non-recurring non-cash charges (including, without limitation, non-cash items related to purchase accounting and non-cash items related to earn-outs) and (vi) non-cash stock or equity compensation in such period. “Business” means the business of acquiring and licensing consumer brands worldwide. “Cause” means with respect to the Executive, the occurrence of one or more of the following: (i) conviction of a felony involving moral turpitude, misappropriation of Company property, embezzlement of Company funds or violation of the securities laws relating to the Company, (ii) the willful and continued failure by the Executive to attempt in good faith to substantially perform his obligations under this Agreement (other than any such failure resulting from the Executive’s incapacity due to a Disability); (iii) reporting to work under the influence of alcohol or illegal drugs, or the use of illegal drugs (whether or not at the workplace), or (iv) any willful breach of Sections 1.6, 1.7, 1.8 or 1.9 of this Agreement. Notwithstanding the foregoing, termination by the Company for Cause (other than pursuant to clause (i) above) shall not be effective until and unless Executive fails to cure such alleged act or circumstance within 30 days of receipt of notice thereof, to the satisfaction of the Chief Executive Officer in the exercise of his reasonable judgment (or, if within such 30-day period the Executive commences and proceeds to take all reasonable actions to effect such cure, within such reasonable additional time period (no longer than 60 days) as may be necessary). “Code” means the Internal Revenue Code of 1986 and the Treasury regulations thereunder, each as amended from time to time. “Disability” shall have the meaning set forth in a policy or policies of long-term disability insurance, if any, the Company obtains for the benefit of itself and/or its employees. If there is no definition of “disability” applicable under any such policy or policies, if any, then the Executive shall be considered disabled due to mental or physical impairment or disability, despite reasonable accommodations by the Company and its Subsidiaries, to perform his customary or other comparable duties with the Company or its Subsidiaries immediately prior to such disability for a period of at least 120 consecutive days or for at least 180 non-consecutive days in any 12- month period. “Effective Date” means January 1, 2019. “Fiscal Year” means the fiscal year of the Company and its Subsidiaries. “GAAP” – Means in accordance with generally accepted account principles and consistent with the Company’s revenue recognition policy. 10 135944.00100/115153368v.7

“Good Reason” means the occurrence, without the Executive’s written consent, of one or more of the following events: (i) the Company reduces the amount of Executive’s Base Salary or target or Maximum Cash Bonus, (ii) the Company requires that the Executive relocate his principal place of employment to a site that is more than 50 miles from the Company’s offices in the New York area or if the Company changes the location of its headquarters without the consent of Executive to a location that is more than 50 miles from such location, (iii) the Company materially reduces the Executive’s responsibilities or removes the Executive from the position of Executive Vice President – Business Development and Treasury other than pursuant to a termination of his employment for Cause, or upon the Executive’s death or Disability, (iv) the failure or unreasonable delay of the Company to provide to the Executive any of the payments or benefits contemplated hereby or (v) the Company otherwise materially breaches the terms of this Agreement; provided that no such event shall constitute Good Reason hereunder unless (a) the Executive shall have given written notice to the Company of the Executive’s intent to resign for Good Reason within 30 days after the Executive becomes aware of the occurrence of any such event, which notice shall describe in reasonable detail the event or events constitute the basis for the Executive’s intention to resign for Good Reason and (b) such event or occurrence, if a breach susceptible to cure, shall not have been cured or otherwise shall not have been resolved to the Executive’s reasonable satisfaction, in each case within 30 days of the Company’s receipt of such notice. In such case the Executive’s resignation shall become effective on the 31st day after the Company’s receipt of the aforementioned notice. “Net Sales” means wholesale and retail sales of products directly by the Company (including under its brands and private label) to its customers, including through direct-response television (i.e., QVC, Inc. and The Home Shopping Network), less any returns, trade discounts, charge-backs. “Noncompete Period” means the Employment Period and 12 months thereafter. “Nonsolicitation Period” means the Employment Period and 12 months thereafter. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or the United States of America any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government. “Restricted Territories” means (i) the United States and its territories and possessions and (ii) any foreign country in which the Company engages in business as of the Termination Date. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that 11 135944.00100/115153368v.7

Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner or manager or managing member of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a Subsidiary of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term Subsidiary refers to a Subsidiary of the Company. “Target Price” shall mean the average closing sale price of the Company’s common stock for any ten (10) consecutive trading days. “Termination Date” means the effective date of the Executive’s termination of employment with the Company. 2.2. Other Definitional Provisions. (a) Section references contained in this Agreement are references to sections in this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender- neutral form. (b) Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Agreement in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification. ARTICLE III. MISCELLANEOUS TERMS 3.1. Defense of Claims. The Executive agrees that, during the Employment Period, and for a period of six months after termination of the Executive’s employment, upon request by the Company, the Executive shall reasonably cooperate with the Company in connection with any matters the Executive worked on during his employment with the Company and any related transitional matters. In addition, during the Employment Period and thereafter, the Executive agrees to reasonably cooperate with the Company in the defense of any claims or actions that may be made by or against the Company that affect the Executive’s prior areas of responsibility or involve matters about which the Executive has knowledge, except if the Executive’s reasonable interests are adverse to the Company in such claim or action and provided that after the Employment Period such level of cooperation shall be reasonable and shall take due account of 12 135944.00100/115153368v.7 the Executive’s work and personal commitments. The Company agrees to promptly reimburse the Executive for all of the Executive’s reasonable travel and other direct expenses incurred, or to be reasonably incurred, to comply with the Executive’s obligations under this Section 3.1. 3.2. Nondisparagement. The Executive agrees to refrain from (i) making, directly or indirectly, any derogatory comments concerning the Company or its Subsidiaries or any current or former officers, directors, employees or shareholders thereof or (ii) taking any other action with respect to the Company or its Subsidiaries which is reasonably expected to result, or does result in, damage to the business or reputation of the Company, its Subsidiaries or any of its current or former officers, directors, employees or shareholders. The Company agrees to refrain from (i) making, directly or indirectly, any derogatory comments concerning the Executive or (ii) taking any other action with respect to the Executive which is reasonably expected to result, or does result in, damage to the reputation of the Executive. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit or restrict either party from, truthfully and in good faith: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s or the Executive’s designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization. 3.3. Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise and except as otherwise provided herein, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment. The Executive shall have no right, title or interest whatsoever in or to any investments which the Company or its Subsidiaries may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company. 3.4. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid) or sent by facsimile (with receipt confirmed) to the recipient at the address or facsimile number indicated below: To the Company: XCel Brands, Inc. 1333 Broadway, 10th Floor New York, New York 10018 With a copy (which shall not constitute notice) to: 13 135944.00100/115153368v.7

Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174-0208 Attn: Robert Mittman, Esquire Facsimile: (212) 885-5557 To the Executive: Seth Burroughs c/o XCel Brands, Inc. 1333 Broadway, 10th Floor New York, New York 10018 or such other address or to the attention of such other Person as the recipient Party will have specified by prior written notice to the sending Party. Any notice under this Agreement will be deemed to have been given when so delivered or sent. 3.5. Severability. Subject to the express provisions of Section 1.10 relating to certain specified changes, whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. 3.6. Complete Agreement. This Agreement embodies the complete agreement and understanding among the Parties with regard to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. To the extent that this Agreement provides greater benefits to the Executive or fewer obligations of the Executive than available or set forth under the Company’s employee handbook or other corporate policies, then this Agreement shall prevail. 3.7. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. 3.8. Assignment. Without the Executive’s consent, the Company may not assign its rights and obligations under this Agreement except (i) to a “Successor” (as defined below) or (ii) to an entity that is formed and controlled by the Company or any of its Subsidiaries. This Agreement is personal to the Executive, and the Executive shall not have the right to assign the Executive’s interest in this Agreement, any rights under this Agreement or any duties imposed under this Agreement, nor shall the Executive have the right to pledge, hypothecate, transfer, assign or otherwise encumber the Executive’s right to receive any form of compensation hereunder 14 135944.00100/115153368v.7 without the prior written consent of the Board. As used in Sections 3.8 and 3.9, “Successor” shall include any Person that at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets of, or ownership interests in, the Company and its Subsidiaries. 3.9. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company, the Executive, and their respective heirs, successors and permitted assigns. 3.10. Choice of Law. This Agreement and the performance of the parties hereunder shall be governed by the internal laws (and not the law of conflicts) of the State of New York. Any claim or controversy arising out of or in connection with this Agreement, or the breach thereof, shall be adjudicated exclusively by the Supreme Court, New York County, State of New York, or by a federal court sitting in Manhattan in New York City, State of New York. The parties hereto agree to the personal jurisdiction of such courts and agree to accept process by regular mail in connection with any such dispute. 3.11. Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY. 3.12. Legal Fees and Court Costs. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys’ fees) of the Company in such action, suit or other proceeding shall be paid by the Executive. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Executive, all expenses (including reasonable attorneys’ fees and travel expenses) of the Executive in such action, suit or other proceeding shall be paid by the Company. 3.13. Remedies. Each Party will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Subject to Section 3.12 , nothing herein shall prohibit any arbitrator or judicial authority from awarding attorneys’ fees or costs to a prevailing Party in any arbitration or other proceeding to the extent that such arbitrator or authority may lawfully do so. 3.14. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement. 15 135944.00100/115153368v.7

3.15. Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and other than, in the event of the Executive’s death, his estate, to which all of Executive’s rights and remedies set forth herein shall accrue. 3.16. The Executive’s Representations. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (b) the Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other Person (or other agreement with any other person containing a restriction on the Executive’s right to do business or obligating him to do business with any other Person on a priority or preferential basis), (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms and (d) upon the execution and delivery of this Agreement by the Company, Executive shall not be in violation of clause (i) set forth in the definition of Cause and shall not be disabled. 3.17. Amendment to Comply with Section 409A of the Code. To the extent that this Agreement or any part thereof is deemed to be a nonqualified deferred compensation plan subject to Section 409A of the Code and the Treasury Regulations (including proposed regulations) and guidance promulgated thereunder, (a) the provisions of this Agreement shall be interpreted in a manner to the maximum extent possible to comply in good faith with Code Section 409A and (b) the parties hereto agree to amend this Agreement for purposes of complying with Code Section 409A promptly upon issuance of any Treasury regulations or guidance thereunder, provided, that any such amendment shall not materially change the present value of the benefits payable to the Executive hereunder or otherwise materially adversely affect the Executive, the Company, or any affiliate of the Company, without the consent of such party. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred. [END OF PAGE] [SIGNATURE PAGE FOLLOWS] 16 135944.00100/115153368v.7

IN WITNESS WHEREOF, the Parties have executed this Employment Agreement as of the date first written above. XCEL BRANDS, INC. By: Name: Robert W. D’Loren Title: Chairman and CEO Seth Burroughs 17 135944.00100/115153368v.7

EXHIBIT A FORM OF RELEASE I, Seth Burroughs, on behalf of myself and my heirs, successors and assigns, in consideration of the performance by XCel Brands, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”), of its material obligations under the Employment Agreement, dated as of February 27, 2019 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company, its Affiliates, each such Person’s respective successors and assigns and each of the foregoing Persons’ respective present and former directors, officers, partners, stockholders, members, managers, agents, representatives, employees (and each such Person’s respective successors and assigns) (collectively, the “Released Parties”) to the extent provided below. 1. I understand that any payments or benefits paid or granted to me under Section 1.4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 1.4(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. 2. I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross- claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release), whether under the laws of the United States or another jurisdiction and whether known or unknown, suspected or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, have or may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; Occupational Safety and Health Act of 1970, as amended, under the Worker Adjustment and Retraining Notification Act of 1988, as amended, under the Family and Medical Leave Act of 1993, as amended, under the Fair Credit Reporting Act of 1970, as amended, and under the Sarbanes-Oxley Act of 2002, under the Civil Rights Act of 1870, 42 U.S.C. § 1981, as amended, under the Civil Rights Act of 1871, as amended, under the Americans With Disabilities Act of 1990, as amended, under the Americans with Disabilities Act Amendments of 2008, under the Rehabilitation Act of 1973, as amended, under the Immigration Reform and Control Act of 1986, as amended, under the Vietnam Era 18 135944.00100/115153368v.7

Veterans Readjustment Assistance Act of 1974, as amended, under the Uniformed Service Employment and Reemployment Rights Act of 1994, as amended, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), and any and all claims under the New York State Human Rights Law, under the New York City Human Rights Law, and under the New York Labor Laws, and any and all claims under any other federal, state, or local labor law, civil rights law, fair employment practices law, human rights law, family and medical leave law, occupational safety and health law, whistleblower protection law, and equal pay law; or any and all claims of slander, libel, defamation, invasion of privacy, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, fraud, prima facie torts or other tort; or any and all claims based on the design or administration of any of the Company’s employee benefit plan or program, or arising under any Company policy, practice, or procedure, or employee benefit plan; any and all claims for wages, commissions bonuses, vacation pay or other paid time off, employee benefits equity-based compensation, or other compensation or payments of any kind or nature, or for continued employment with the Company in any position; or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or any claim for wrongful discharge, breach of contract, or infliction of emotional distress; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided , however, that nothing contained in this General Release shall apply to, or release the Company from, (i) any obligation of the Company contained in the Agreement to be performed after the date hereof or (ii) any vested or accrued benefits pursuant to any employee benefit plan, program or policy of the Company. 3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above. 4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). 5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I covenant that I shall not directly or indirectly, commence, maintain or prosecute or sue any of the Released Persons either affirmatively or by way of cross-complaint, indemnity 19 135944.00100/115153368v.7 claim, defense or counterclaim or in any other manner or at all on any Claim covered by this General Release. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release. 6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. 7. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. 8. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority or any other self-regulatory organization or governmental entity. 9. Without limitation of any provision of the Agreement, I hereby expressly re-affirm my obligations under Sections 1.5, 1.6, 1.7, 1.8, 1.9, 1.10 and 3.1. 10. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. “Affiliate” means, with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person. “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, 20 135944.00100/115153368v.7 directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT: a. I HAVE READ IT CAREFULLY; b. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; c. I VOLUNTARILY CONSENT TO EVERYTHING IN IT; d. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY (VIA THE AGREEMENT AND THIS RELEASE) BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; e. I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD; f. THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST. g. I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EIGHTH DAY FOLLOWING EXECUTION OF THE AGREEMENT; 21 135944.00100/115153368v.7

h. I ACKNOWLEDGE THAT MY acceptance of any of the monies paid by the COMPANY as described in sections __ of the employment Agreement, at any time more than seven days after the execution of this Agreement will constitute an admission by ME that I did not revoke this Agreement during the revocation period of seven days; and will further constitute an admission by ME that this Agreement has become effective and enforceable. i. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND j. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME. DATE: ___________ __, ______ ________________ ___ Seth Burroughs Acknowledged and agreed as of the date first written above: XCEL BRANDS, INC. By: Name: Robert W. D’Loren Title: Chairman and CEO 22 135944.00100/115153368v.7